Exhibit 99.1

News Release

Tupperware Brands Corp.

14901 S. Orange Blossom Trail

Orlando, FL 32837

Tupperware Brands Corporation Completes Refinancing of Senior Notes Maturing in 2021; No Debt Maturities Until Q4 2023

ORLANDO, Fla., December 3, 2020—Tupperware Brands Corporation (NYSE: TUP) (“Tupperware”) today announced the completion of the previously-announced refinancing of its Senior Notes maturing in June 2021.

As part of the refinancing transactions, Tupperware entered into two new term loan facilities in an aggregate principal amount of $275 million. Tupperware used the proceeds from the new term loan facilities and cash on hand to redeem all of its outstanding Senior Notes in the aggregate principal amount of $380.2 million and to pay related fees and expenses. Following these refinancing transactions, Tupperware does not have any debt maturing until the fourth quarter of 2023.

“We are pleased today to announce that we have completed the execution of our $275 million term loan facilities, which combined with our improvement in operating cash flow, allows us to retire all Senior Notes due June 2021,” said Sandra Harris, Chief Financial Officer and Chief Operating Officer of Tupperware Brands. “This refinancing has been a priority for our company and with its completion, we believe we have solved for any going concern issues. “We now look forward to fully accelerating the growth initiatives in our Turnaround Plan including investing in new product categories, maximizing the use of digital tools and expanding access and distribution for our environmentally friendly, reusable products.”

Kirkland & Ellis LLP served as legal counsel and Moelis & Company LLC served as investment banker and capital markets advisor to Tupperware in connection with the refinancing transactions.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release does not constitute a notice of redemption of the Senior Notes and is qualified in its entirety by reference to the conditional notice of redemption delivered pursuant to the indenture governing the Senior Notes.

About Tupperware Brands Corporation

Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware’s signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware® products are an alternative to single-use items. Tupperware distributes its products into nearly 80 countries primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains certain statements that are, or may be deemed to be, “forward-looking statements.” These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, such forward-looking statements. Words such as “estimates,” “outlook,” “guidance,” “expect,” “believe,” “intend,” “designed,” “target,” “plans,” “may,” “will,” “should,” “would,” “could,” and similar words are forward-looking statements and not historical facts. Such forward-looking statements may include statements relating to the Refinancing, including the expected terms and timing of the Refinancing and whether the Refinancing will be completed. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following: the effects of natural disasters, terrorist activities and epidemic or pandemic disease outbreaks, including the coronavirus (“COVID-19”) outbreak; general economic and political conditions in the United States and in other countries in which Tupperware currently does business, including those resulting from the COVID-19 outbreak, recessions, political events and acts or threats of terrorism or military conflicts; the success of Tupperware’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take; the impact of Tupperware’s substantial indebtedness, including the effect of Tupperware’s leverage on its liquidity, financial position and earnings, and Tupperware’s ability and obligation to make payments on its indebtedness, which could reduce its financial flexibility and ability to fund other activities; Tupperware’s access to, and the costs of, financing and refinancing and the potential that banks with which Tupperware maintains lines of credit may be unable or unwilling to fulfill their commitments; the costs and covenant restrictions associated with Tupperware’s credit arrangements and the Senior Notes; Tupperware’s ability to comply with, or further amend, financial covenants under its credit agreement; potential downgrades to Tupperware’s credit ratings; successful recruitment, retention and productivity levels of Tupperware’s independent sales forces; the ability to attract and retain certain executive officers and key management personnel and the success of transitions or changes in leadership or key management personnel; the success of land buyers in attracting tenants for commercial and residential development and obtaining required government approvals and financing; disruptions caused by the introduction of new or revised distributor operating models or sales force compensation systems or allegations by equity analysts, former distributors or sales force members, government agencies or others as to the legality or viability of Tupperware’s business model, particularly in India; disruptions caused by restructuring activities, including facility reductions or closures, and the combination and exit of business units, including impacts on business models and the supply chain, as well as not fully realizing expected savings or benefits related to increasing sales from actions taken; success of new products and promotional programs; the ability to implement appropriate product mix and pricing strategies; governmental regulation of materials used in products coming into contact with food (e.g., polycarbonate and polyethersulfone), as well as beauty, personal care, essential oils and nutritional products; governmental regulation and consumer tastes related to the use of plastic in products and/or packaging material; the ability to procure and pay for at reasonable economic cost, sufficient raw materials and/or finished goods to meet current and future consumer demands at reasonable suggested retail pricing levels in certain markets, particularly those with stringent government regulations and restrictions; the impact of changes in consumer spending patterns and preferences, particularly given the global nature of Tupperware’s business; the value of long-term assets, particularly goodwill and indefinite and definite-lived intangibles associated with acquisitions, and the realizability of the value of recognized tax assets; changes in plastic resin prices, other raw materials and packaging components, the cost of converting such items into finished goods and procured finished products and the cost of delivering products to customers; the introduction of company operations in new markets outside the United States; general social, economic and political conditions in markets, such as in Argentina, Brazil, China, France, India, Mexico, Russia and Turkey and other countries impacted by such events; issues arising out of the sovereign debt in the countries in which Tupperware operates, such as in Argentina and those in the Euro zone, resulting in potential economic and operational challenges for Tupperware’s supply chains, heightened counterparty credit risk due to adverse effects on customers and suppliers, exchange controls (such as in Argentina and Egypt) and translation risks due to potential impairments of investments in affected markets; disruptions resulting from either internal or external labor strikes, work stoppages, or similar difficulties, particularly in Brazil, France, India and South Africa; changes in cash flow resulting from changes in operating results, including from changes in foreign exchange rates, restructuring activities, working capital management, debt payments, share repurchases and hedge settlements; the impact of currency fluctuations on the value of Tupperware’s operating results, assets, liabilities and commitments of foreign operations generally, including their cash balances during and at the end of quarterly reporting periods, the results of those operations, the cost of sourcing products across geographies and the success of foreign hedging and risk management strategies; the ability to repatriate, or otherwise make available, cash in the United States and to do so at a favorable foreign exchange rate and with favorable tax ramifications, particularly from Brazil, China, India, Indonesia, Malaysia, Mexico and South Africa; the ability to obtain all government approvals on, and to control the cost of infrastructure obligations associated with, property, plant and equipment; the ability to timely and effectively implement, transition, maintain and protect necessary information technology systems and infrastructure; cyberattacks and ransomware demands that could cause Tupperware to not be able to operate its systems and/or access or control its data, including private data; integration of non-traditional product lines into company operations; the effect of legal, regulatory and tax proceedings, as well as restrictions imposed on Tupperware’s operations or company representatives by foreign governments, including changes in interpretation of employment status of the sales force by government authorities, exposure to tax responsibilities imposed on the sales force and their potential impact on the sales force’s value chain and resulting disruption to the business and actions taken by governments to set or restrict the freedom of Tupperware to set its own prices or its suggested retail prices for product sales by its sales force to end consumers and actions taken by governments to restrict the ability to convert local currency to other currencies in order to satisfy obligations outside the country generally, and in particular in Argentina and Egypt; the effect of competitive forces in the markets in which Tupperware operates, particularly related to sales of beauty, personal care and nutritional products, where there are a greater number of competitors; the impact of counterfeit and knocked-off products and programs in the markets in which Tupperware operates and the effect this can have on the confidence of, and competition for, Tupperware’s sales force members; the impact of changes, changes in interpretation of or challenges to positions taken by Tupperware with respect to U.S. federal, state and foreign tax or other laws, including with respect to the Tax Act in the United States and non-income taxes issues in Brazil, India, Indonesia and Mexico; and other risks detailed in Tupperware’s Annual Report on Form 10-K for the year ended December 28, 2019, its Quarterly Report on Form 10-Q for the 13 weeks ended March 28, 2020, Form 10-Q for the 13 weeks ended June 27, 2020 and Form 10-Q for the 13 weeks ended September 26, 2020 and its subsequent periodic reports filed in accordance with the Securities Exchange Act of 1934, as amended.

These statements are representative only as of the date they are made, and Tupperware disclaims and does not undertake any obligation to update or revise any forward-looking statements in this press release.

Media: Cameron Klaus, cameronklaus@tupperware.com, 407.371.9784

Investors: Jane Garrard, janegarrard@tupperware.com, 407.826.4475